UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 17, 2008

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2008, Constar International Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement with each of Michael J. Hoffman, President and Chief Executive Officer of the Company, Walter S. Sobon, Executive Vice President and Chief Financial Officer of the Company, James C.T. Bolton, Senior Vice President of Administration and Strategic Planning of the Company, and David J. Waksman, Senior Vice President, Human Resources, General Counsel and Secretary of the Company. These agreements are substantially the same as the existing employment agreements with Messrs. Hoffman, Sobon, Bolton and Waksman except that:

•

in the case of Messrs. Sobon, Bolton and Waksman, payments are reduced if the new agreement is terminated by the Company without cause or by the executive for Good Reason prior to a Change in Control; whereas each executive would formerly have been entitled to two times his base salary and target bonus award and two years of medical benefits continuation, each executive would now be entitled to one times his base salary and target bonus award and one year of medical benefits continuation;

•

in the case of Messrs. Sobon, Bolton and Waksman, payments are also reduced if the new agreement is terminated by the Company without cause or by the executive for Good Reason after a Change in Control; whereas each executive would formerly have been entitled to three times his base salary and target bonus award and three years of medical benefits continuation, each executive would now be entitled to two times his base salary and target bonus award and two years of medical benefits continuation;

•

these agreements have no specific termination date (although they automatically terminate following the third anniversary of a “Change in Control” as such term is defined in the agreements), whereas the previous agreements of Messrs. Hoffman, Bolton and Waksman had three-year rolling evergreen terms; and

•

if these agreements are terminated by the Company without cause or by the executive for “Good Reason” (as such term is defined in the agreements) before a Change in Control, the executive’s severance would be payable in a lump sum, instead of in equal monthly installments as provided in the former agreements.

These agreements also amend the existing employment agreements of Messrs. Hoffman, Sobon, Bolton and Waksman in order to make technical changes intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The agreements are filed as exhibits hereto, and the description contained herein of such agreements is qualified in its entirety by reference to the terms of the agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.7	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and Michael Hoffman

10.8	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and James C.T. Bolton

10.15	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and David J. Waksman

10.18	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and Walter Sobon

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: November 21, 2008	By:	/s/ Walter S. Sobon
Walter S. Sobon
Executive Vice President and Chief Financial Officer

Index to Exhibits

10.7	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and Michael Hoffman

10.8	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and James C.T. Bolton

10.15	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and David J. Waksman

10.18	Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, by and between Constar International Inc. and Walter Sobon